Exhibit 99.2
CYPRESS BIOSCIENCE, INC. TO HOLD CONFERENCE CALL AND TO PRESENT
AT CITIGROUP GLOBAL HEALTHCARE CONFERENCE
San Diego, California, May 22, 2007 – Cypress Bioscience, Inc. (Nasdaq: CYPB) today announced the Company will hold a conference call at 9 am EST on Wednesday, May 23, 2007.
To participate, please dial the conference number 15 minutes prior to the beginning of the call. The toll-free number for domestic participants is (866) 225-2976. The phone number for international participants is (703) 639-1127.
A replay of this call will be available for seven days by dialing the domestic toll-free number (888) 266-2081 (PASSCODE: 1089807) or the international number (703) 925-2533 (PASSCODE: 1089807).
In addition, Cypress Bioscience Inc. today announced that Jay D. Kranzler, MD, PhD, its Chairman of the Board and Chief Executive Officer, will present at the Citigroup Global Healthcare Conference on Wednesday, May 23, 2007.
The Citigroup conference is being held at the Hilton New York Hotel, New York City. Dr. Kranzler is scheduled to present on Wednesday, May 23rd at 10:30 a.m. Eastern Time.
Investors, analysts and the general public are invited to listen to a live audio broadcast of this presentation over the Internet. The broadcast can be accessed at http://www.veracast.com/webcasts/citigroup/healthcare07/82206539.cfm.
A replay of the presentation will be available at the same web address as well as on Cypress’ website,
http://www.cypressbio.com/news/events.php.
About Cypress Bioscience, Inc.
Cypress is committed to be the innovator and leader in providing products that improve the treatment of Functional Somatic Syndromes and other central nervous system conditions. Cypress’ strategy involves acquiring/in-licensing undervalued central nervous system active compounds and developing them for new indications.
For more information about Cypress, please visit the Company’s web site at www.cypressbio.com.
For additional information please contact
For Cypress Bioscience:
Sabrina Martucci Johnson, Executive VP, Chief Business Officer and Chief Financial Officer
Mary Gieson, Investor Relations
(858) 452-2323
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